UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 31, 2012

HALLMARK FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Hallmark Financial Services, Inc. (“Hallmark”) was held on May 31, 2012. Of the 19,263,457 shares of common stock of Hallmark entitled to vote at the meeting, 15,696,777 shares were present at the Annual Meeting in person or by proxy.

At the Annual Meeting, the following individuals were elected to serve as directors of Hallmark and received the number of votes set forth opposite their respective names:

Director	Votes For	Votes Against Or Withheld	Abstentions and Broker Non-Votes
Mark E. Schwarz	13,154,538	2,294,050	248,181
Scott T. Berlin	15,280,198	168,390	248,181
James H. Graves	15,251,660	196,928	248,181
Jim W. Henderson	15,447,882	706	248,181

The Board of Directors submitted to the shareholders for a non-binding, advisory vote the following resolution (the “Say-On-Pay Resolution”):

“RESOLVED, that the shareholders hereby approve the compensation paid to the Company’s executive officers as disclosed pursuant to Item 402 of Regulation S-K under the heading ‘EXECUTIVE COMPENSATION’ in the Company’s 2012 Proxy Statement, including the compensation tables and narrative discussion.”

At the Annual Meeting, 15,427,052 shares were voted in favor of the Say-On-Pay Resolution; 60,351 shares were voted opposed to the Say-On-Pay Resolution; and 209,374 shares were abstained from voting on the Say-On-Pay Resolution.

No other matter was voted upon at the Annual Meeting.

Item 8.01	Other Events

In accordance with the majority vote at Hallmark’s 2011 Annual Meeting of Shareholders, the board of directors has determined to provide the shareholders an opportunity to approve executive compensation every year. Accordingly, a non-binding, advisory vote on a resolution approving executive compensation will again be submitted to shareholders at the 2013 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: June 4, 2012	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer